UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 5, 2023

WEWORK INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39419	85-1144904
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Rockefeller Plaza, 10th Floor New York, NY	10019
(Address of principal executive offices)	(Zip Code)

(646) 389-3922

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0001 per share	WE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Class A common stock	WE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 5, 2023, WeWork Companies LLC, a Delaware limited liability company (the “Issuer”) and wholly-owned subsidiary of WeWork Inc., a Delaware corporation (the “Company”), WW Co-Obligor Inc., a Delaware corporation and wholly-owned subsidiary of the Issuer (the “Co-Obligor” and, together with the Issuer, the “Issuers”), the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee (the “Trustee”), entered into a supplemental indenture (the “Second Supplemental Indenture”) to the Base Indenture (as defined below) pursuant to which the Issuers issued $50 million in aggregate principal amount of Senior Secured Notes due 2025 (the “Additional Secured Notes”).

The Additional Secured Notes were sold to SoftBank Vision Fund II-2 L.P., a limited partnership established in Jersey (“SVF II”) and affiliate of SoftBank Group Corp., a Japanese joint-stock company, pursuant to that certain Amended and Restated Master Senior Secured Notes Note Purchase Agreement, dated as of October 20, 2021 (as amended, waived or otherwise modified from time to time, the “Secured NPA”), by and among the Issuers and SVF II. The Issuers intend to use the proceeds from the issuance and sale of the Additional Secured Notes for general corporate purposes.

The Additional Secured Notes were issued as “Additional Notes” as defined in and pursuant to that certain Senior Secured Notes Indenture, dated as of January 3, 2023 (the “Base Indenture” and the Base Indenture as supplemented or otherwise modified to date, including by the Second Supplemental Indenture, the “Indenture”), by and among the Issuers, the guarantors party thereto, the Trustee and U.S. Bank Trust Company, National Association, as collateral agent. The Additional Secured Notes form part of the same series and have the same terms as the Issuers’ outstanding Senior Secured Notes due 2025, which were issued on January 3, 2023 under the Base Indenture in an aggregate principal amount of $250 million. Following the issuance of the Additional Secured Notes, $300 million in aggregate principal amount of Senior Secured Notes due 2025 are outstanding under the Indenture. As previously disclosed, in connection with the consummation of the transactions contemplated by that certain Transaction Support Agreement, dated as of March 17, 2023, by and among the Issuers, the Company, SVF II and certain affiliates thereof and the other parties thereto, the Company intends to rollover $300 million in aggregate principal amount of Senior Secured Notes due 2025 held by SVF II into either, at the Company’s option, (i) up to $300 million in aggregate principal amount of newly issued first lien notes or (ii) a commitment from SVF II to purchase, at the Company’s option, in full or in part, and from time to time, up to $300 million in aggregate principal amount of newly issued first lien notes pursuant to a new note purchase agreement, subject to the repayment in full of all of the outstanding Senior Secured Notes due 2025 sold pursuant to the Secured NPA.

The Additional Secured Notes and related guarantees have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and were issued and sold in reliance on the exemption provided in Section 4(a)(2) of the Securities Act.

The foregoing summary of the Second Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Second Supplemental Indenture, which is filed as Exhibit 4.1 hereto and is incorporated by reference into this Item 1.01.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

4.1	Second Supplemental Indenture, dated as of April 5, 2023, by and among WeWork Companies LLC, WW Co-Obligor Inc., the guarantors party thereto and U.S. Bank Trust Company, National Association, as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WEWORK INC.

	By:	/s/ Andre Fernandez
Date: April 6, 2023	Name:	Andre Fernandez
	Title:	Chief Financial Officer

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